UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2008

Mesa Offshore Trust

(Exact name of registrant as specified in its charter)

Texas	1-08432	76-6004065
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

JPMorgan Chase Bank, N.A., Trustee
919 Congress Avenue
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-800-852-1422

NOT APPLICABLE

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On December 3, 2007, JPMorgan Chase Bank, N.A., for itself and in its capacity as Trustee of the Trust, entered into a Settlement Agreement and Release with the Plaintiffs (the “Settlement Agreement”) in the litigation (the “Lawsuit”) brought by MOSH Holding L.P. (“MHLP”), pending in the District Court of Harris County, Texas, 334th Judicial District (the”Court”), against Pioneer Natural Resources Company; Pioneer Natural Resources USA, Inc. (referred to herein collectively as “Pioneer”); Woodside Energy (USA), Inc. (“Woodside”); and JPMorgan Chase Bank, N.A., as Trustee of the Mesa Offshore Trust (the “Trust”).  Dagger-Spine Hedgehog Corporation (“Dagger-Spine”) filed a petition to intervene in the Lawsuit as a Plaintiff, alleging claims virtually identical to MHLP. Another group of unitholders, led by Keith A. Wiegand (together with Dagger-Spine, the “Intervenors”), also filed on March 9, 2007 a petition to intervene as plaintiffs in the Lawsuit, incorporating and adopting the same claims asserted by MHLP.  Together, MHLP and Intervenors are referred to herein as the “Plaintiffs.”

On December 3, 2007, the Trustee and the Plaintiffs filed a Joint Motion for Approval of Settlement Agreement (the “Joint Motion”) in connection with the Lawsuit.  On January 22, 2008, the Court issued an Order denying the Joint Motion.  As a result, the conditions precedent to the Settlement Agreement cannot be satisfied and the Settlement Agreement is null and void.  In addition to denying the Joint Motion, the Court also considered and denied in the same Order (i) an application by the Plaintiffs for the appointment of a temporary trustee and (ii) Pioneer’s application for a temporary restraining order.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an  Off-Balance Sheet Arrangement.

In connection with the Settlement Agreement, the Trustee entered into an Amended and Restated Demand Promissory Note (the “Amended and Restated Note”) to extend the stated maturity date of the Demand Promissory Note from December 31, 2007 until the earlier of (1) December 31, 2009, (2) 31 days after the Trust’s receipt of any settlement proceeds, recovery or judgment in connection with the Lawsuit or (3) final liquidation of the Trust’s assets.  The maturity date of the Amended and Restated Note was accelerated effective as of the date the Court denied the Joint Motion.  The information set forth in Item 1.02 of this Current Report is incorporated by reference in this Item 2.04 by reference.

Item 5.01  Changes in Control of Registrant.

As a result of the Court’s denial of the Joint Motion, and the Court’s denial of the Plaintiffs’ application for the appointment of a temporary trustee, JPMorgan Chase Bank, N.A. has elected not to resign and continues to serve as Trustee.  The Trustee continues to desire the appointment of a successor Trustee.   The information set forth in Item 1.02 of this Current Report is incorporated in this Item 5.01 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mesa Offshore Trust

	By:	JPMorgan Chase Bank, N.A.,
as Trustee for Mesa Offshore Trust

Date: January 25, 2008	By:	/s/ Mike Ulrich
Mike Ulrich
Vice President
The Bank of New York Trust Company, N.A.,
as attorney-in-fact for the Trustee